EX. 99.1

XFONE USA COMPLETES MERGER WITH JACKSON, MISSISSIPPI-BASED
TELECOMMUNICATIONS COMPANY

XFONE USA Wins Order from State’s Public Service Commission
for Assignment of Interconnection Agreement with BellSouth

LONDON & JACKSON, Miss — (PR Newswire) – March 15, 2005 – XFONE, Inc., a provider of international voice and data communications services, today announced that the merger between WS Telecom, Inc., d/b/a/ eXpeTel Communications, Inc., a Mississippi corporation and its subsidiaries (“eXpeTel”) and XFONE USA, Inc., a wholly-owned subsidiary of XFONE, Inc., was formally consummated on Thursday, March 10, 2005. The combined companies will operate under the name “XFONE USA, Inc.”

Headquartered in Jackson, Mississippi, eXpeTel is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. eXpeTel provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned and multi-dwelling apartment communities in Mississippi, Alabama, Louisiana, Florida and Georgia. eXpeTel’s integrated multi-media services, combining digital voice, data and video over third-generation broadband infrastructure, are available to customers on a single itemized bill.

Although the original Agreement and Plan of Merger with eXpeTel was entered into on May 28, 2004, completion of the merger was subject to satisfaction of certain conditions and regulatory approvals, including arranging for the transfer of the right and assignment of an existing Interconnection Agreement between eXpeTel and BellSouth Telecommunications to XFONE USA. An Interconnection Agreement provides the terms and conditions under which a competitive telecommunications carrier, such as eXpeTel / XFONE USA carrier can lease unbundled network elements of an incumbent carrier, such as Bellsouth. These unbundled network elements can be used to attach XFONE USA’s customers to its facilities for providing dial tone, features and routing calls.

Following a lengthy dispute with BellSouth over the assignment of the Interconnection Agreement, XFONE USA and eXpeTel sought an order from the Mississippi Public Service Commission (PSC) to require BellSouth to provide its consent for reassignment. On March 9, 2005, the PSC issued the order mandating that upon consummation of the merger of XFONE USA and eXpeTel, the Interconnection Agreement in its entirety would be deemed “assigned and approved as between XFONE USA, Inc. and BellSouth Telecommunications, Inc. as if XFONE USA, Inc. had itself entered into the Interconnection Agreement.”

On July 1, 2004, XFONE USA entered into a management agreement with eXpeTel which provided that Xfone USA provide management services to eXpeTel pending the consummation of the merger. The management agreement provided that all revenues generated from eXpeTel’s business operations will be assigned and transferred to Xfone USA. The term of the Agreement commenced on July 1, 2004 and continued until the consummation of the merger on March 10, 2005.

“Winning the order for consent from the PSC paved the way for eXpeTel and XFONE USA to finalize our merger. Now that we’ve achieved that critical objective, we look forward to concentrating our efforts on using eXpeTel as a platform to build XFONE USA into one of the Nation’s leading telecommunications companies,” stated Wade Spooner, CEO of XFONE USA.

Guy Nissenson, President and CEO of XFONE, Inc., noted, “The completion of this transaction now gives XFONE, Inc. an excellent foothold in the North American market, which has long been a critical element of our Company’s global growth strategy. With an established and profitable annual revenue base of approximately $6 million, Wade Spooner, former CEO of eXpeTel, has been tasked with leading the execution of XFONE USA’s business plan, providing for a series of exciting expansion initiatives. XFONE USA, Inc. looks forward to fully supporting Wade and his team to capitalize on a wide range of prevailing growth opportunities that are being actively explored.”

About XFONE, Inc.

A U.S.-domiciled corporation, XFONE, Inc. is an international voice and data communications services provider with operations in the United States, United Kingdom and Israel, and offers a wide range of services, which include: local, long distance and international telephone services, prepaid and postpaid calling cards; cellular services; VOIP services; reselling opportunities; and email and fax broadcasting services. The Company serves customers in 75 countries across Europe, Australia, North America, South America, Asia and Africa.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to the ability to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate, obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; and the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission, including the Registration Statement effective on November 12, 2004.

For More Information, Please Contact:
Elite Financial Communications Group
Stephanie Noiseux, 407-585-1080
xfne@efcg.net